Exhibit 99.1

Castellum Generates Record Quarterly Revenue; Higher Cash Balance

July 31, 2023 06:45 ET| Source: Castellum, Inc.

BETHESDA, Md., July 31, 2023 (GLOBE NEWSWIRE) — Castellum, Inc. (“Castellum” or the “Company”) (NYSE-American: CTM), a cybersecurity and electronic warfare services company focused on the federal government, is pleased to announce that its revenue for the second quarter of 2023 was a record.

“We produced over $12.44 million in unaudited revenue for the second quarter, a record,” said Mark Fuller, President and CEO of Castellum. “That amount represents a 25% increase over our Q1 revenue, due largely to having the benefit of our GTMR acquisition for the entire quarter. Importantly, our unaudited cash balance at the end of Q2 was $2.97 million, up a bit more than 30% from $2.27 million at the end of Q1, despite retiring over $300,000 of bank debt during the quarter.”

Castellum’s full quarterly results will be disclosed in its Form 10-Q which the Company expects to file with the SEC on or about August 14, 2023.

About Castellum, Inc.

Castellum, Inc. is a cybersecurity and electronic warfare services company focused on the federal government - http://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/0ebdc2a6-2d9a-47a0-b02f-89c6772e17e1

Castellum Generates Record Quarterly Revenue; Higher Cash Balance

Castellum, Inc. (“Castellum” or the “Company”) (NYSE-American: CTM), a cybersecurity and electronic ...

Tags

#castellum #CTM $CTM #NYSE #warfare #cybersecurity #congress #army #navy #revenue #USA #ukraine #russia #defense #war Mark Fuller #money

Related Links

•	Castellum, Inc. (NYSE-American: CTM)

•	CTM -GTMR Acquisition

Contact Data

Mark Fuller, President and CEO
Phone: (301) 961-4895
Contact: Info@castellumus.com